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                                                                      EXHIBIT 24


                                POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and officers of Sinter Metals, Inc., a Delaware corporation (the "Company"), hereby (1) constitutes and appoints Joseph W. Carreras, Michael T. Kestner and Ronald G. Campbell, and each of them, as the true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign on behalf of each of the undersigned (i) a Registration Statement on Form S-8 (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended, of participation interests issuable under the Sinter Metals, Inc. Savings Plan (the "Plan") and up to 200,000 shares of the Company's Class A Common Stock, par value $.001 per share, for issuance under the Plan, (ii) any and all amendments, including post-effective amendments, and exhibits to the Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement and to do and perform any and all other acts and deeds whatsoever that may be necessary or required in the premises and (2) ratifies and approves any and all actions that may be taken pursuant hereto by any of the above-named agents and attorneys-in-fact or their substitutes.

           This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

           Executed as of this 28th day of February, 1996.





/s/ Joseph W. Carreras                       /s/ Donald L. LeVault
- ------------------------------------         -----------------------------------
Joseph W. Carreras, Chairman                 Donald L. LeVault, President and
of the Board and Chief Executive             Director
Officer (Principal Executive
Officer)




/s/ Richard A. McLean                        /s/ Michael T. Kestner
- ------------------------------------         -----------------------------------
Richard A. McLean, Vice President            Michael T. Kestner, Vice President
and Treasurer (Controller)                   and Chief Financial Officer
                                             (Principal Financial Officer)




/s/ David Y. Howe                            /s/ William H. Roj
- ------------------------------------         -----------------------------------
David Y. Howe, Director                      William H. Roj, Director




/s/ E. Joseph Hochreiter                     /s/ Charles E. Volpe
- ------------------------------------         -----------------------------------
E. Joseph Hochreiter, Director               Charles E. Volpe, Director




                                             /s/ Mary Lynn Putney
                                             -----------------------------------
                                             Mary Lynn Putney, Director



CLCORP01 Doc: 197478_1